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                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-30039, 333-79133, 333-39820, and 333-50554 and Form S-3 No.
333-32204) of Aurora Biosciences Corporation and in the related prospectus of our report dated February 10, 2000, except for Note 11, as to which the date is October 4, 2000, with respect to the supplemental financial statements of Aurora Biosciences Corporation included in this Current Report on Form 8-K/A.


                                            ERNST & YOUNG LLP

December 11, 2000